SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Vodafone Group Plc
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Vodafone House, The Connection
Newbury, Berkshire, England	RG14 2FN
(Address of Principal Executive Office)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-144978

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

$1,250,000,000 4.150% Notes due June 2014	The New York Stock Exchange
$1,250,000,000 5.450% Notes due June 2019	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement, dated June 3, 2009 (the “Prospectus Supplement”), relating to its $1,250,000,000 4.150% Notes due June 2014 and its $1,250,000,000 5.450% Notes due June 2019 (collectively, the “Registrant’s Notes”), which are to be registered hereunder, to a prospectus dated July 31, 2007 (the “Prospectus”) filed under Rule 424(b) and forming a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-144978). The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.
Item 1. Description of Registrant’s Securities to be Registered
Reference is made to the information set forth under the headings “Description of Notes” in the Prospectus Supplement and under “Description of Debt Securities We May Offer” and “Taxation” in the Prospectus.
Item 2. Exhibits
The Registrant’s Notes are expected to be listed on the New York Stock Exchange (the “NYSE”), the exchange on which certain other securities of the Registrant are currently listed. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:
1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) to the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) filed with the Commission on November 24, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated June 10, 2009, setting forth the terms of its $1,250,000,000 aggregate principal amount of 4.150% Notes due June 2014 and its $1,250,000,000 aggregate principal amount of 5.450% Notes due June 2019.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Vodafone Group Plc (Registrant)
By: /s/ Neil Garrod
Name:	Neil Garrod
Title:	Director of Treasury

Date: June 10, 2009

INDEX TO EXHIBITS

Exhibit No.	Exhibit

1.1	Indenture, dated as of February 10, 2000, between Vodafone Group Plc and Citibank, N.A., as Trustee, including forms of debt securities (incorporated by reference to Exhibit 4(a) to the Registrant’s Post-Effective Amendment No.1 to its Registration Statement on Form F-3 (File No. 333-10762) filed with the Commission on November 24, 2000).

1.2	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture, dated June 10, 2009, setting forth the terms of its $1,250,000,000 aggregate principal amount of 4.150% Notes due June 2014 and its $1,250,000,000 aggregate principal amount of 5.450% Notes due June 2019.

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